                                                                     Exhibit 11

                                           DEVON ENERGY CORPORATION
                                       Computation of Earnings Per Share


                                Three Months Ended        Six Months Ended
                                     June 30,                 June 30,
                                  1995        1994         1995       1994

PRIMARY EARNINGS PER SHARE

Computation for Statement of Operations

Net earnings per statement of
  operations                   $ 2,444,422  4,053,853   3,471,224  8,930,827

Weighted average common shares
  outstanding                   22,052,149 21,253,781  22,051,576 21,050,006

Primary earnings per common
  share                              $0.11       0.19        0.16       0.42

Additional Primary Computation (A)

Net earnings per statement of
  operations                   $ 2,444,422  4,053,853   3,471,224  8,930,827

Adjustment to weighted average
  common shares outstanding:
 Weighted average as shown above
  in primary computation        22,052,149 21,253,781  22,051,576 21,050,006
 Add dilutive effect of
  outstanding stock options (as
  determined using the treasury
  stock method)                    145,740    131,330     124,318    129,500

 Weighted average common shares
  outstanding, as adjusted      22,197,889 21,385,111  22,175,894  21,179,506

Net earnings per common share,
  as adjusted                        $0.11       0.19        0.16        0.42

<FA>
FULLY DILUTED EARNINGS PER SHARE (A)

Net earnings per statement of
  operations                   $ 2,444,422  4,053,853   3,471,224   8,930,827

Weighted average common shares
  outstanding as shown in
  primary computation above     22,052,149 21,253,781  22,051,576  21,050,006

Add fully dilutive effect of
  outstanding stock options (as
  determined using the treasury
  stock method)                   148,337     133,753     148,619     137,861

Weighted average common shares
  outstanding, as adjusted     22,200,486  21,387,534  22,200,195  21,187,867

Fully diluted earnings per
  common share                      $0.11        0.19        0.16        0.42



<FA>
(A)   These   calculations  are  submitted  in  accordance  with  Regulation
      S-K item 601(b)(11)  although not required by  footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3%.

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